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                                                                       EXHIBIT 5

                       [Letterhead of Faegre & Benson LLP]

                                 March 17, 2004


Stellent, Inc.
7777 Golden Triangle Drive
Eden Prairie, Minnesota 55344

         Re: Registration on Form S-4 of Shares of common stock

Ladies and Gentlemen:

         We have acted as counsel to Stellent, Inc., a Minnesota corporation ("Stellent"), in connection with the registration by Stellent under the Securities Act of 1933, as amended, of up to 6,000,000 shares of its common stock, $.01 par value (the "Shares"). The Shares are being registered pursuant to a Registration Statement on Form S-4 (as amended or supplemented, the "Registration Statement") filed with the Securities and Exchange Commission. The Shares are being issued pursuant to the Agreement and Plan of Merger, dated as of January 11, 2004 (the "Merger Agreement"), among Stellent, STEL Sub, Inc., a Delaware corporation and wholly owned subsidiary of Stellent ("STEL Sub"), and Optika Inc., a Delaware corporation ("Optika").

         In rendering this opinion, we have assumed that, before the issuance of Shares, (1) the Registration Statement will have become effective under the Securities Act, (2) the shareholders of Stellent will have approved the issuance of the Shares, and (3) the other conditions to consummating the merger set forth in the Merger Agreement will have been satisfied.

         We have examined such documents, records, and matters of law as we have deemed necessary for purposes of this opinion, and based thereupon, we are of the opinion that the Shares to be issued upon the merger of Optika with and into STEL Sub are duly authorized and, upon the filings intended to effect the merger in accordance with the Merger Agreement, will be validly issued, fully paid, and nonassessable under the laws of the state of Minnesota.

         We consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the caption "Legal Matters" in the prospectus constituting a part of the Registration Statement.

                                                 Very truly yours,

                                                 Faegre & Benson LLP


                                                 By:  /s/ Kris Sharpe
                                                 -------------------------------
                                                          Kris Sharpe